EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-54788 of Boss Holdings, Inc. on Form S-8 of our report, dated February 18, 2005 appearing in this Annual Report on Form 10-K of Boss Holdings, Inc. for the year ended December 25, 2004.

/s/ McGladrey & Pullen LLP

Davenport, Iowa
March 24, 2005